UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2004

EDISON MISSION ENERGY

(Exact name of registrant as specified in its charter)

DELAWARE	000-24890	95-4031807
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation or organization)	number)	identification no.)

18101 Von Karman Avenue
Irvine, California 92612
(Address of principal executive offices, including zip code)

949-752-5588
(Registrant’s telephone number, including area code)

Items 1 through 4 and 6 through 12 are not included because they are inapplicable.

This current report includes forward-looking statements. Edison Mission Energy has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Edison Mission Energy’s control. Edison Mission Energy has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read in conjunction with Edison Mission Energy’s 2002 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the first three quarters of 2003. Capitalized terms used in this current report which are not specifically defined have the meanings set forth in the other reports.

Item 5.  Other Events

On January 7, 2004, a subsidiary of Edison Mission Energy sold 100% of the stock of Edison Mission Energy Oil & Gas, which in turn holds interests in Four Star Oil & Gas Company, to Medicine Bow Energy Corporation.  Four Star Oil & Gas owns oil and gas reserves in the San Juan Basin, the Hugoton Basin, the Permian Basin and offshore Gulf Coast and Alabama.  Proceeds from the sale were approximately $100 million. Edison Mission Energy expects to record a pre-tax gain on the sale of this oil and gas investment of approximately $44 million during the first quarter of 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy (Registrant)

Date:	January 7, 2004	/s/ Kevin M. Smith
KEVIN M. SMITH Senior Vice President, Chief Financial Officer and Treasurer